Exhibit 5.1

Fennemore Craig, P.C.
300 E. Second Street

Suite 1510

Reno, Nevada 89501

(775) 788-2200

Law Offices Denver (303) 291-3200 Las Vegas (702) 692-8000 Nogales (520) 281-3480 Phoenix (602) 916-5000 Reno (775) 788-2200 Tucson (520) 879-6800

October 2, 2015

Relmada Therapeutics, Inc.

757 Third Avenue, Suite 2018

New York, New York 10017

Ladies and Gentlemen:

We have acted as special counsel to Relmada Therapeutics, Inc., a Nevada corporation (the “Company”) in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of the following securities of the Company with an aggregate offering price of up to $200,000,000: (i) shares of the Company’s common stock, par value $0.001 per share, in one or more series (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 per share, in one or more series (the “Preferred Stock”); (iii) senior and subordinated debt securities, in one or more series (the “Debt Securities”); (iv) warrants for the purchase of Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); (v) rights to purchase shares of Common Stock or Preferred Stock (the “Rights”); (vi) purchase contracts relating to the sale of securities by the Company under the prospectus included in the Registration Statement (the “Purchase Contracts”); and (vii) units comprised of one or more of the securities offered under the prospectus included in the Registration Statement (the “Units”), which Registration Statement includes a sales agreement prospectus (the “Sales Agreement Prospectus”) covering the issuance of up to $75,000,000 worth of shares (the “Placement Shares”) of Common Stock. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, the Purchase Contracts, and the Units are collectively referred to as the “Securities.” The offering of the Securities will be as set forth in the base prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”), including the Sales Agreement Prospectus.

Fennemore Craig

Relmada, Inc.

October 2, 2015

For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

A.	Registration Statement, including the Prospectus contained therein;

B.	The Articles of Incorporation and Bylaws of the Company, each as amended to date (collectively, the “Governing Documents”); and

C.	Such corporate records and proceedings, minutes, consents, actions and resolutions of the board of directors as we have deemed necessary as a basis for the opinions expressed below.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Securities, all as referenced in the Registration Statement. We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of rendering this opinion.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (ii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete; and (iii) at the time the shares of Common Stock and Preferred Stock being registered under the Registration Statement are issued, there will be sufficient authorized but unissued Common Stock and Preferred Stock, as the case may be, available to allow for such issuance.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the state of Nevada. We express no opinion concerning any securities law or rule.

Based on the foregoing, and in reliance thereon, we are of the opinion that:

1.	When and to the extent (a) the board of directors of the Company or an authorized and duly formed committee thereof (collectively, the “Board of Directors”) has taken all necessary corporate action to authorize and approve the issuance and sale of any shares of Common Stock and Preferred Stock, as applicable, including, without limitation, shares of Common Stock and Preferred Stock issuable upon the due and proper conversion of any validly issued Preferred Stock or Debt Securities that constitute binding obligations of the Company, or in connection with the exercise of validly issued Warrants, Rights, or Purchase Contracts that constitute binding obligations of the Company, including without limitation any such securities that are included as part of a Unit (collectively, the “Offered Stock”), (b) those certain stock certificates of the Company representing the shares of Offered Stock are in a form approved by the Board of Directors and otherwise compliant with law and have been manually signed by an authorized officer of the Company or authorized transfer agent and registrar for the Offered Common Stock, and have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the subscribers for or purchasers of such Offered Stock, and (c) the Company has received payment in full, including, without limitation, by exchange or by payment of all conversion or exercise prices or pursuant to any deferred payment arrangements, of such consideration per share of Offered Stock as has been prescribed by the Board of Directors, such shares of Offered Stock will be duly authorized, validly issued, fully paid and non-assessable.

Fennemore Craig

Relmada, Inc.

October 2, 2015

2.	Assuming (i) any Indentures (including any Debt Securities issued thereunder), Warrants, Rights, Purchase Contracts, and Units to be entered into by and between the Company and any purchasers or subscribers has been duly authorized by the Company’s board of directors (the “Board of Directors”); (ii) any Indenture (including any Debt Security issued thereunder), Warrant, Right, Purchase Contract, or Unit has been duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (iii) the obligations of each party set forth in any Indenture (including any Debt Security issued thereunder), Warrant, Right, Purchase Contract, or Unit is such party’s valid and binding obligations, enforceable in accordance with their respective terms; (iv) the Debt Securities are issued in accordance with the terms of the relevant Indenture:

a.	The Debt Securities will be validly issued and will constitute binding obligations of the Company;

b.	The Warrants will be validly issued and will constitute binding obligations of the Company;

c.	The Units (including Securities underlying the Units) will be validly issued and will constitute binding obligations of the Company;

d.	The Rights will be validly issued and will constitute binding obligations of the Company;

e.	The Purchase Contracts will be validly issued and will constitute binding obligations of the Company; and

3.	With respect to the Placement Shares, when issued and delivered by the Company against payment therefor in accordance with the Sales Agreement attached as an exhibit to the Registration Statement, and with due authorization of the Board of Directors or a duly authorized officer of the Company, and as contemplated in the Registration Statement (including the Sales Agreement Prospectus), the Placement Shares will be duly authorized, validly issued, fully paid and nonassessable.

Fennemore Craig

Relmada, Inc.

October 2, 2015

This opinion is issued in the State of Nevada. By issuing this opinion, Fennemore Craig, P.C. (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/ FENNEMORE CRAIG, P.C.
FENNEMORE CRAIG, P.C.